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                                                                   EXHIBIT 10.26

                                                        Master Lease Number_____

                                 ADDENDUM NO. 2
                                    PHASE 2
                                OPERATING LEASE

     This Addendum No. 2 to that certain Phase 2 Information Technology Product and Services Agreement ("Phase 2 ITS Agreement") is a Phase 2 Operating Lease ("Phase 2 Operating Lease") between Electronic Data Systems Corporation, a Texas corporation ("EDS"), and Spectradyne, Inc., a Delaware corporation ("Spectradyne"), dated as of August 27, 1993 (and including subsequent addendums), is made and entered into by and between EDS and Spectradyne as of January 1, 1995.

                                    RECITALS

     WHEREAS, EDS and Spectradyne intend to confirm, by this Phase 2 Operating Lease, the status of EDS' ownership of, and Spectradyne's rights and obligations with respect to, the equipment listed or, which equipment is being leased pursuant to this Phase 2 Operating Lease, subject to the right (as set out herein) of Spectradyne to purchase all of such equipment at the greater of residual value or the fair market value at the end of the Base Term or any Renewal Term (as defined herein); and

     NOW, THEREFORE, in consideration of these premises and agreements set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, EDS and Spectradyne hereby agree to undertake all rights and obligations under the terms and conditions of this Phase 2 Operating Lease.

                                   ARTICLE I
                                     LEASE

1.1 Lease. Subject to the terms and conditions herein, EDS hereby agrees to lease to Spectradyne, and Spectradyne agrees to lease from EDS, the equipment listed in Schedule 1.1 that is part of the digitally based video on demand system installed, operated and managed by EDS for Spectradyne plus certain additional equipment that will also be part of such system as may be agreed to by EDS and Spectradyne in the future relating to installations at five Hyatt hotels listed on Schedule 1.2 (collectively, the "Equipment").

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                                 ARTICLE II
                                      TERM

2.1 Original Term. The Term of this Phase 2 Operating Lease shall commence, on January 1, 1995 and, subject to the terms hereof, this Phase 2 Operating Lease shall continue for a base term through December 31, 1997 ("Base Term").

2.2 Renewal Term. Unless and until EDS receives Spectradyne's Notice to Terminate (as defined herein), the term shall renew for successive one-year renewal terms (each, a "Renewal Term"), each such respective Renewal Term to continue until and through the last day of such additional one year period.

2.3 Termination. Upon giving written notice to EDS at least 90 days prior to the expiration of the Base Term or any Renewal Term ("Spectradyne's Notice to Terminate"), as the case may be, Spectradyne may terminate the Phase 2 Operating Lease as of the expiration of such Base Term or such Renewal Term, as the case may be.

                               ARTICLE III - RENT

3.1 Rent. Spectradyne agrees to pay EDS in cash (by check or wire transfer) the rental payments (individually, a "Rent Payment" and collectively, "Rental Payments") with respect to the Equipment in the amounts set out in
     Schedule 3.1 (as may be adjusted in the future pursuant to the last sentence of this Section 3.1). Except for the Rent Payments for January, February and March of 1995, Rent Payments shall be paid in full in arrears on or before the last day of each calendar month in the amounts set out in such Schedule 3.1 (as such amounts may be adjusted in the future pursuant to the last sentence of this Section 3.1), and such Rent Payments shall become "past due" if not paid on or before the last day of the respective month (or on the next business day if such last day is not a business day) and shall be paid on such last day (or next business day if such day is not a business day). The Rent Payments for January, February and March of 1995 (which may be adjusted in the future pursuant to the last sentence of this Section 3.1) are (i) subject to the Minimum Payments provided for in that certain Special Provisions Agreement ("Special Provisions Agreement") among EDS, EDS Technical Products Corporation, Spectradyne and SpectraVision, Inc. (formerly, SPI Holding, Inc.) ("SpectraVision"), dated as of January 1, 1995; (ii) shall accrue interest at the annual rate of 11-1/2% commencing on the first day of the month immediately following the calendar month covered by such Rental Payment and ending on the earlier of August 31, 1995 and the date paid; (iii) shall be paid by Spectradyne, with interest if applicable, in accordance with the aforementioned Minimum Payments but in no event later than August 31, 1995; and (iv) shall

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     become "past due" if not paid on or before August 31, 1995.  As used in this Phase 2 Operating Lease, the terms "Rent Payment" and "Rent Payments" will include adjustments to the amounts set out in Schedule 3.1 to reflect additional amounts to be paid by Spectradyne to EDS as the result of additional Equipment coming under this Phase 2 Operating Lease relating to installations at five Hyatt Hotels listed on Schedule 1.2, such additional amounts to be agreed to by EDS and Spectradyne and to be calculated on significantly the same basis as the amounts originally set out in Schedule 3.1.

3.2 Past Due Rent. Spectradyne agrees to pay EDS interest at the annual rate of 11-1/2% on each Rent Payment starting from the date such Rent Payment becomes past due and continuing through the date of the full payment of said Rent Payment. Acceptance of overdue Rent Payments or interest shall in no event constitute a waiver of Spectradyne's default or prevent EDS from exercising any other of its rights herein or otherwise.

3.3 Non-Cancelable Rent and Lease Obligations. This is a net lease. SPECTRADYNE'S OBLIGATION TO PAY ALL AMOUNTS DUE UNDER THIS LEASE SHALL BE ABSOLUTE, UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY SET-OFF, COUNTER CLAIM, ABATEMENT, REDUCTION, RECOUPMENT, INTERRUPTION, DEFENSE FOR ANY REASON WHATSOEVER AGAINST EDS OR ITS ASSIGNEE, INCLUDING WITHOUT LIMITATION Defects OR FAILURE IN, LOSS OF USE OR POSSESSION OF, OR DISCONTINUANCE OF THE EQUIPMENT. THIS LEASE CANNOT BE PREPAID OR TERMINATED BY SPECTRADYNE UNLESS AGREED TO IN WRITING BY EDS.

3.4 Location of Payment. The payments pursuant to this Article III shall be made to EDS at such location as directed by EDS from time to time by invoice or other writing from EDS.

                                   ARTICLE IV
              EQUIPMENT OWNERSHIP USE, MAINTENANCE, AND PROTECTION

4.1 Ownership and Use. Subject to Section 9.5 hereof, the Equipment shall at all times during this Phase 2 Operating Lease be owned by EDS. Spectradyne will not assert any right of ownership in and to the Equipment.
     Spectradyne shall use, operate, maintain and store the Equipment in a careful and proper manner, and shall comply with all laws, ordinances, rules, regulations, requirements and recommendations relating directly or indirectly to the Equipment issued by any governmental unit, insurer, or the Equipment's manufacturer. Spectradyne, upon EDS's request, will affix to, keep and maintain on, in a plain and conspicuous manner, any item of Equipment plates

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     or markings indicating EDS's ownership of the Equipment.  EDS may upon reasonable prior notice to Spectradyne and during regular business hours inspect the Equipment.

4.2 EDS's Entitlement To Tax Benefits. Spectradyne acknowledges that EDS will claim all tax benefits of ownership. Spectradyne will, if requested by EDS, furnish EDS with records and Information necessary for tax purposes. Spectradyne will not take, refrain or omit to take, and will not permit any permitted sublessee or assignee to do the same, any action that may result in the disqualification of the Equipment for, or any recapture of, all or any portion of the tax benefits afforded the Equipment under the Internal Revenue Code of 1986, as amended.

4.3 Improvements. Any accessory, feature, device, improvement, modification, addition, accession, or upgrades to the Equipment shall be the property of EDS and subject to the lease hereunder.

4.4 Maintenance. Maintenance of the Equipment will be as provided for in Articles III and V of the Phase 2 ITS Agreement.

4.5 Residual Value. EDS and Spectradyne agree that the "residual value" of the Equipment may be difficult to ascertain. EDS and Spectradyne have stipulated on Schedule 3.1 as to the "residual value" of the Equipment (the "Residual Value").

                                   ARTICLE V
                   RISK OF LOSS AND CLAIMS PAYMENT PROCEDURES

5.1 Risk of Loss. Risk of loss with respect to the Equipment will be allocated as provided in Section 3.4 of the Phase 2 ITS Agreement.

5.2 Notice of Loss or Damage. Spectradyne shall advise EDS in writing within 10 days of any such loss or damage.

5.3 General Indemnity. Spectradyne shall indemnify, hold harmless, and, if so requested by EDS, defend EDS and its predecessors, successors, assigns, officers, directors, agents and employees against all claims ("Claims") directly or indirectly arising out of or connected with the Equipment except to the extent such Claims result from negligent or willful damage or destruction by EDS, its agents, employees, agents or contractors. Claims refers to all losses, liabilities, damages, penalties, expenses (including reasonable legal fees and costs), claims, actions and suits, whether in contract or in tort and whether based on a theory of strict liability or otherwise, and includes, without

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     limitation to, matters regarding: (a) the selection, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment; (b) any latent defects or other defects in any Equipment, whether or not discoverable by EDS or by Spectradyne; (c) any patent, trademark, or copyright infringement; and (d) the condition of any Equipment a-sing or existing during Spectradyne's use.

                                   ARTICLE VI
                         SPECTRADYNE'S REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

6.1 Representations and Warranties. Spectradyne represents, warrants and covenants to EDS that as of the time of entering into this Phase 2 Operating Lease: (i) Spectradyne's execution, delivery and performance of this Phase 2 Operating Lease have been duly authorized by all necessary action on the part of Spectradyne and this Phase 2 Operating Lease constitutes the legal, valid and binding obligation of Spectradyne and (ii) the execution and delivery by Spectradyne of this Phase 2 Operating Lease does not conflict with or result in a breach of any of the provisions of Spectradyne's organizational documents, applicable law, judgment, order, writ, injunction, decree, rule or regulation propounded by any organization having authority over Spectradyne, or of any agreement or other instrument to which Spectradyne is a party or by which it is bound, or constitutes a default under any thereof.

6.2 Providing Financial Information. Spectradyne will promptly furnish EDS SpectraVision's public or private financial statements as they become generally available to others.

6.3 Assignment or Transfer. EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.1 OF THE PHASE 2 ITS AGREEMENT, SPECTRADYNE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF EDS, TRANSFER, SUBLEASE, ASSIGN, PLEDGE OR HYPOTHECATE THIS PHASE 2 OPERATING LEASE, THE EQUIPMENT OR ANY PART THEREOF OR ANY INTEREST THEREIN. EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.1 OF THE PHASE 2 ITS AGREEMENT, SPECTRADYNE FURTHER COVENANTS THAT DURING THE TERM HEREOF SPECTRADYNE WILL GIVE EDS PRIOR WRITTEN NOTICE OF ITS CONSOLIDATION, MERGER OR OTHER TYPE COMBINATION, WITH ANY OTHER CORPORATION OR ENTITY, OR THE SALE, LEASE OR OTHER DISPOSAL OF ALL OR SUBSTANTIALLY ALL OF SPECTRADYNE'S PROPERTIES. EDS MAY TRANSFER, ASSIGN OR OTHERWISE CONVEY THIS PHASE 2 OPERATING LEASE, THE EQUIPMENT OR ANY PART THEREOF OR ANY INTEREST THEREIN TO AN AFFILIATE OF EDS.

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6.4  No Creation Of Liens. Spectradyne will not directly or indirectly create, incur, assume or suffer to exist any mortgage, pledge, charge, encumbrance, security, right, or claim of any kind ("Lien") on or with respect to any of the Equipment. Spectradyne will promptly notify EDS in writing of the existence of any Lien and will promptly, at Spectradyne's expense, cause any such Lien to be duly discharged, dismissed and removed or fully bonded as soon as possible, but in any event within thirty (30) days after the existence of the same shall have first become known to Spectradyne or sooner, if necessary, to prevent the loss of possession of any Item of Equipment.

6.5 Payment Of Applicable Taxes. If required by law or directed to do so by EDS, Spectradyne shall prepare and file all necessary forms for the assessments of taxes of any type and nature, and immediately send to EDS a copy of such filing. Spectradyne will reimburse (or pay directly, but only if notified to do so by EDS), indemnify and hold EDS harmless from, all licenses, registration fees, sales, use, personal property, stamp or other taxes, levies, imports, duties, charges, assessments or withholdings of any nature whatsoever (other than those measured by EDS's net income) together with any penalties, fines or interest thereon imposed against EDS, Spectradyne or the Equipment (but only if EDS's acts or omissions did not cause the same).

6.6 Further Assurances and Payment Of EDS's Expenses. Spectradyne will promptly execute and deliver or cause to be executed and delivered, to EDS such further documents and take such further action as EDS may from time to time request in order to more effectively carry out the intent and purpose of this Phase 2 Operating Lease and to protect the rights of EDS confirmed and remedies of EDS created or intended to be created hereunder. Spectradyne shall pay all reasonable costs and expenses incurred by EDS in collecting or attempting to collect any sums owed under this Phase 2 Operating Lease or in enforcing any of EDS's rights or remedies pursuant to this Phase 2 Operating Lease. Spectradyne also covenants to obtain ratification no later than February 15, 1995 by its Board of Directors of the execution, delivery and performance of this Phase 2 Operating Lease.

                                  ARTICLE VII
                                   EDS RIGHTS

7.1 Assignment. Except as otherwise provided herein, the rights of EDS and Spectradyne with respect to assignment are as provided in Section 7.1 of the Phase 2 ITS Agreement.

7.2 EDS's Performance of Spectradyne's Obligations. EDS shall have the right, but not the obligation, without releasing Spectradyne from any obligation

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     hereunder, should Spectradyne fail to make any payment hereunder or do any act as herein provided, to make or do the same and to pay, purchase, contest or compromise any Lien not permitted hereunder which in EDS's judgment appears to affect the Equipment or EDS's rights with respect thereto, and in exercising any such rights, incur any liability and expend whatever amounts in its discretion it may deem necessary therefor. All sums so incurred or expended by EDS shall be immediately due and payable by Spectradyne and shall bear interest at the annual interest rate at 11-1/2%, from the date so incurred or expended by EDS to the date EDS is reimbursed therefor by Spectradyne.

7.3 File Appropriate Financing Statements. EDS may at its option complete and file, with such authorities and at such locations as it may deem appropriate, Uniform Commercial Code financing statements signed by EDS only, relating to any of the Equipment. If EDS and Spectradyne agree the Item(s) of Equipment are movable as defined by Chapter 9.103(c) of the Texas Business and Consumers Code, they shall note their agreement in writing and EDS may file appropriate financing statements in the political subdivision of Spectradyne's home office. Spectradyne will promptly notify EDS in writing of a change of its home offices. The expense associated with the filing of Uniform Commercial Code financing statements, whether signed by EDS or Spectradyne, shall be borne by Spectradyne.

                                  ARTICLE VIII
                              DEFAULT AND REMEDIES

8.1 Events of Default. An "Event of Default" shall occur hereunder if Spectradyne (a) fails to pay any installment of pent or other payment required hereunder no later than 10 days after the day when due; or (b) fails to make any of the payments described in Section 1.1 of the Special Provisions Agreement no later than 10 days after the date when due; or (c) without EDS's consent, attempts to remove, sell, transfer, encumber, part with possession of, or sublet any item of Equipment; or (d) becomes insolvent or makes an assignment for the benefit of creditors, or a trustee or receiver shall be appointed for Spectradyne or for a substantial part of its property, or institutes or has instituted against it bankruptcy, reorganization or insolvency proceedings (and in the case of the appointment of a trustee or receiver upon an action instituted by a party other than Spectradyne or SpectraVision or in the case of proceedings instituted by a party other than Spectradyne or SpectraVision, such appointment or proceedings are not dissolved within sixty (60) days); or
     (e) makes or fails to make any statement, representation or warranty in this Phase 2 Operating Lease or any application, certificate, financial report or other document that if made or omitted is false or misleading in any material respect; or (f) creates

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     or permits to be created any lien against any of the Equipment that is not discharged within thirty (30) days of its creation; or (g) merges, combines with, or in any way changes its present legal structure in such a manner which would in the opinion of EDS have a material adverse effect upon the Spectradyne's abilities to perform its obligation under this Phase 2 Operating Lease.

8.2 Remedies. If an Event of Default occurs, EDS may, in its sole discretion, exercise one or more of the following remedies: (a) terminate this Phase 2 Operating Lease; or (b) take possession of, or render unusable, any Equipment wherever the Equipment may be located, without demand or notice, without any court order or other process of law and without liability to Spectradyne for any damages occasioned by such action, and such action shall not constitute a termination; or (c) require Spectradyne to deliver the Equipment at a location designated by EDS; or (d) proceed by court action to enforce performance by Spectradyne and/or to recover all damages and expenses incurred by EDS by reason of any Event of Default; or (e) exercise any other right or remedy available to EDS at law or in equity; or
     (f) exercise its rights pursuant to Article II of the Special Provisions Agreement. Also, Spectradyne shall pay EDS all costs and expenses (including reasonable legal fees and costs and fees of collection agencies) incurred by EDS in enforcing any of the terms, conditions or provisions of this Phase 2 Operating Lease. Upon repossession or surrender of any of the Equipment, EDS shall lease, sell or re-lease such Equipment in a commercially reasonable manner, with or without notice and at public or private sale, and apply the net proceeds (net proceeds shall mean the rents paid and payable during the remaining Base Term or the then current Renewal Term, as the case may be, thereof after deducting all expenses incurred in connection therewith) to, first, the Residual Value of the Equipment and, then, any other amount owed to EDS hereunder; provided, however, that Spectradyne shall remain liable to EDS for any deficiency that remains after any sale, lease or re-lease of such Equipment. Spectradyne agrees that with respect to any notice of a sale required by law to be given 10 days' notice shall constitute reasonable notice. These remedies are cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

                          ARTICLE IX - GENERAL MATTERS

9.1 Captions: Counterparts: Integration: Entire Phase 2 Operating Lease. The captions contained in this Phase 2 Operating Lease are for convenience only and shall not affect the interpretation of this Phase 2 Operating Lease. This Phase 2 Operating Lease and all attachments hereto executed by both EDS

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     and Spectradyne, constitute the entire Phase 2 Operating Lease between EDS and spectradyne relating to the leasing of the Equipment, and supersede all prior leases relating thereto, whether written or oral, and may not be amended or modified except in a writing signed by the parties hereto.

9.2 Filing Fees: Notices. Upon demand, Spectradyne will promptly reimburse EDS for any filing or recordation fees or expenses (including lien search fees, legal fees and costs) incurred by EDS in consummation of this Phase 2 Operating Lease or approval of a permitted assignment or transfer by Spectradyne. All notices under this Phase 2 Operating Lease shall be sent to the respective' party at its address set forth under its signature to this Phase 2 Operating Lease or at such other address as the parties may provide to each other in writing from time to time. Notice shall be deemed made (i) when mailed to said address shall be effective when deposited in the United States mail, duly addressed and with first class postage prepaid; (ii) when received by from a recognized courier service with proof of delivery thereof; (iii) when delivered personally; or (iv) when received at a facsimile receiving station which clearly identifies the recipient.

9.3 EDS's Disclaimer of Warranties. EXCEPT AS OTHERWISE PROVIDED IN THE PHASE 2 ITS AGREEMENT, EDS HAS NOT MADE AND DOES NOT MAKE, BY VIRTUE OF HAVING LEASED THE EQUIPMENT UNDER THIS LEASE OR BY VIRTUE OF ANY NEGOTIATIONS IN RESPECT OF THIS LEASE, ANY REPRESENTATIONS OR WARRANTY, EXPRESS OR IMPLIED, AS TO TITLE, CONDITION, COMPLIANCE WITH SPECIFICATIONS OR REGULATIONS, QUALITY, VALUE, DURABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT. EXCEPT AS OTHERWISE PROVIDED IN THE PHASE 2 ITS AGREEMENT, THE EQUIPMENT IS LEASED HEREUNDER BY EDS "AS-IS." EXCEPT AS OTHERWISE PROVIDED IN THE PHASE 2 ITS AGREEMENT, SPECTRADYNE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT FROM THE VENDOR THEREOF ON THE BASIS OF SPECTRADYNE'S JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE UPON ANY REPRESENTATIONS OR WARRANTIES MADE BY EDS OR ITS AGENTS. This disclaimer does not alter EDS's obligations under Sections 4.5 and 4.6 of the Phase 2 ITS Agreement, which obligations are hereby reaffirmed (but not extended beyond the time frames provided for in such Phase 2 ITS Agreement) with respect to the Equipment to the extent such obligations exist as of January 1, 1995 (or, with respect to the Equipment to be added as

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     contemplated under this Phase 2 Operating Lease at the five Hyatt Hotels listed in Schedule 1.2, as of the date so added).

9.4 No Waiver: EDS Approval. Any failure of EDS to require strict performance by Spectradyne, or any written waiver by EDS of any provision hereof, shall not constitute consent or waiver of any other breach of the same or any other provision hereof.

9.5 Purchase Option. Provided Spectradyne is not in default hereunder, Spectradyne shall have the option to purchase, at the expiration of the Base Term or any Renewal Term, afl of the Equipment at the greater of (i) the Residual Value or (ii) the fair market value. As used herein with respect to of the Equipment, "fair market value" means the value of such Equipment at the time Spectradyne gives its written notice to EDS to exercise this Purchase Option with respect to the Equipment, such value to be determined as follows: EDS and Spectradyne 'shall in good faith each determine the fair market value of such Equipment. If, within 30 days of the date of Spectradyne's notice to exercise this Purchase Option, EDS and Spectradyne cannot agree on the same fair market value for such Equipment, then within 15 days of the expiration of such 30 day period, each of EDS and Spectradyne shall appoint one appraiser experienced in valuing items such as the Equipment. If either party fails to notify the other party of the appointment of its appraiser within or by the time above specified, then the appointment of the second appraiser shall be made in the same manner as hereinafter provided for the appointment of a third appraiser in a case where the two appraisers appointed hereunder and the parties are unable to agree upon such appointment. The appraisers so chosen shall meet within 10 days after the second appraiser is appointed and if, within 30 days after such first meeting, the two appraisers shall be unable to agree upon the fair market value of such Equipment, they shall appoint a third appraiser who shall also be an expert in the valuation of items such as the Equipment; and in the event of their being unable to agree upon such appointment within 15 days, then such third appraiser shall be selected by the parties if they can agree thereon within a further period of 15 days. If the parties do not so agree, then either party may apply to a court of competent jurisdiction for the appointment of such third appraiser. In the event of the failure, refusal or inability of any appraiser to act, his successor shall be appointed within 10 days by the party who originally appointed him or in the event such party shall fail so to appoint such successor, or in case of the third appraiser, his successor shall be appointed as hereinbefore provided. Within 30 days after the appointment of such third appraiser each of the three appraisers shall submit his determination of the fair market value of such Equipment. Notwithstanding anything to the contrary contained in this Section 9.5, if the determinations of the first two appraisers differ by 5% or less from

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     the higher of the two appraisals, there shall be no third appraiser and the average of the determinations of the first two appraisers shall be binding and conclusive on the parties. If the determinations of the first two appraisers shall differ to a greater extent, then the average of the appraisals rendered by all three appraisers shall be binding and conclusive on the parties. If, however, the lowest or the highest of the three appraisals, or both, varies by more than 10% from the middle appraisal, the appraisal or appraisals so varying shall be disregarded, and if only one appraisal remains, such appraisal shall be determinative and shall be binding and conclusive on the parties. Each party shall pay the fees and expenses of its respective appraiser and both shall share the fees and expenses of the third appraiser, if any. Written notice to EDS to exercise this Purchase Option shall be made at the same time as the Notice to Terminate is given to EDS.

9.6 Governing Law and Jurisdiction. THIS PHASE 2 OPERATING LEASE IS MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. EDS AND SPECTRADYNE CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF TEXAS, AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

9.7 Time. Time is of the essence of this Lease, the Schedule and each and all provisions of each Lease.

9.8 Quiet Employment. So long as an Event of Default has not occurred and if occurred is not continuing, EDS and its assigns shall not interfere with Spectradyne's right of quiet use and enjoyment of the Equipment.

9.9 Survival of Certain Terms. All obligations of Spectradyne to make payments to EDS under any lease, or to indemnify EDS, pursuant to the terms hereof shall survive termination of such Lease.

9.10 Phase 2 ITS Agreement. Except as modified or amended in this Phase 2 Operating Lease, the Phase 2 ITS Agreement will be, and remains, in full force and effect in accordance with its terms and conditions where there is a conflict between this Phase 2 Operating Lease and the provisions of the Phase 2 ITS Agreement, this Phase 2 Operating Lease controls. In addition, the provisions of the Phase 2 ITS Agreement regarding confidentiality and public disclosure (Section 7.3 thereof) and dispute resolution (Section 6.1) are incorporated herein as if fully set out in this Phase 2 Operating Lease.

                                                      Lessee's Initials_____

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

                                                      Master Lease Number_____

9.11 Relationship of Parties. EDS is performing pursuant to this Phase 2 Operating Lease only as an independent contractor. EDS has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligations set forth in this Phase 2 Operating Lease, except as otherwise agreed upon in writing by the parties. Nothing set forth in this Phase 2 Operating Lease will be construed to create the relationship of principal and agent between EDS and Spectradyne. EDS will not act or attempt to act or represent itself, directly or by implication, as an agent of Spectradyne or Spectradyne's customer(s) or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, Spectradyne or Spectradyne's customer(s).

9.12 Legal Counsel. Each of the parties hereto consulted, and was represented by, legal counsel.

SPECTRADYNE BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

                         LESSEE:  SPECTRADYNE, INC.

                         By:_________________________________________

                         Name:_______________________________________

                         Title:______________________________________

                         Address:  1501 North Plano Road
                                   Richardson, Texas 75081

                         LESSOR:  ELECTRONIC DATA SYSTEMS CORPORATION

                         By:_________________________________________

                         Name:_______________________________________

                         Title:______________________________________

                         Address:  5400 Legacy Drive
                                   Plano, Texas  75024

                                                      Lessee's Initials_____

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